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                                                                  Exhibit 5.1(a)

                    [LETTERHEAD OF ANDREWS & KURTH, L.L.P.]




                                  July 3, 1996


Toyota Motor Credit Receivables Corporation
19001 South Western Avenue
Torrance, California 90509

         Re:     Toyota Motor Credit Receivables Corporation
                 Registration Statement on Form S-3
                 Registration No. 333-4336

Dear Gentlemen:

                 We have acted as special counsel for Toyota Motor Credit Receivables Corporation, a corporation organized under the laws of the State of California (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by each Issuer of its Asset Backed Notes (the "Notes"). The Notes are to be issued pursuant to the Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The Indenture, in the form filed with the Securities and Exchange Commission on July 3, 1996 as an exhibit to Amendment No. 1 to the Company's Registration Statement (as so amended, the "Registration Statement") on Form S-3 (File No. 333-4336) under the Securities Act of 1933, as amended (the "1933 Act"), is herein referred to as the "Indenture."

                 We have examined originals or copies, certified or otherwise to our satisfaction, of the Issuers' organizational documents, the form of Indenture and form of Notes included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.

                 Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture of each series by the applicable Issuer and the Indenture Trustee and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuer,
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Toyota Motor Credit Receivables Corporation
July 3, 1996
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enforceable against the applicable Issuer in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding therefor may be brought.

                 The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of California and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

                 We consent to the use and filing of this opinion as Exhibit 5.1(a) to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ Andrews & Kurth L.L.P.